EXHIBIT 99.1

               INFORMATION RELATING TO FORWARD LOOKING STATEMENTS


                           FORWARD-LOOKING STATEMENTS

This release includes forward-looking statements, which are subject to risks and uncertainties. The words "believe," "expect," "anticipate," "optimistic," "intend," "plan," "aim," "will," "may," "should," "could," "would," "likely," and similar expressions are intended to identify forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. The Company undertakes no obligation to update or revise any forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the following: the ultimate amount of cardmember loans and receivables that are written-off and the ultimate amount of provision for credit losses that the Company recognizes in the fourth quarter of 2005, in each case as a result of the higher-than-expected levels of bankruptcy petitions filed prior to the mid-October 2005 effective date of the new federal bankruptcy legislation, which will depend in part on the credit performance for the remainder of the fourth quarter, and more generally, the Company's ability to manage credit risk related to consumer debt, business loans, merchant bankruptcies and other credit trends and the rate of bankruptcies, which can affect spending on card products, debt payments by individual and corporate customers and businesses that accept the Company's card products and returns on the Company's investment portfolios; a potential continuation into 2006 of the delay in processing bankruptcy petitions filed prior to the mid-October 2005 effective date of the new federal bankruptcy legislation and the consequent delay in notifying the Company of such filings made by cardmembers, thereby extending the potential impact of such filings into 2006 on write-offs, provisions for credit losses and cardmember delinquencies; the Company's ability to generate sufficient net income to achieve a return on equity on a GAAP basis of 28% to 30%; the actual amount spent by the Company in the fourth quarter of 2005 on marketing, promotion, rewards and cardmember services based on management's assessment of competitive opportunities and other factors affecting its judgment and more generally, the Company's ability to generate sufficient revenues for expanded investment spending over the medium- to long-term, and the ability to capitalize on such investments to improve business metrics; the Company's ability to grow its business and meet or exceed its return on shareholders' equity target by reinvesting approximately 35% of annually-generated capital, and returning approximately 65% of such capital to shareholders, over time, which will depend on the Company's ability to manage its capital needs and the effect of business mix, acquisitions and rating agency requirements; consumer and business spending on the Company's credit and charge card products and Travelers Cheques and other prepaid products and growth in card lending balances, which depend in part on the ability to issue new and enhanced card and prepaid products, services and rewards programs, and increase revenues from such products, attract new cardmembers, reduce cardmember attrition, capture a greater share of existing cardmembers' spending, sustain premium discount rates on its card products in light of regulatory and market pressures, increase merchant coverage, retain cardmembers after low introductory lending rates have expired, and expand the Global Network & Merchant Services business; the Company's ability to introduce new products, reward program enhancements and service enhancements on a timely basis during the last quarter of 2005 and the first half of 2006; the success of the Global Network & Merchant Services business in partnering with banks in the United States, which will depend in part on the extent to which such business further enhances the Company's brand, allows the Company to leverage its significant processing scale, expands merchant coverage of the network, provides Global Network & Merchant Services' bank partners in the United States the benefits of greater cardmember loyalty and higher spend per customer, and merchant benefits such as greater transaction volume and additional higher spending customers; the timing and success of the Company's partnership with Citibank pursuant to which it will issue credit cards in the United States that will be accepted on the American Express network; the continuation of favorable trends, including increased travel and entertainment spending, and the overall level of consumer confidence; successfully cross-selling financial, travel, card and other products and services to the Company's customer base, both in the United States and abroad; the costs and integration of acquisitions; the success, timeliness and financial impact (including costs, cost savings and other benefits including increased revenues), and beneficial effect on the Company's operating expense to revenue ratio, both in the short-term and over time, of reengineering initiatives being implemented or considered by the Company, including cost management, structural and strategic measures such as vendor, process, facilities and operations consolidation, outsourcing (including, among others, technologies operations), relocating certain functions to lower-cost overseas locations, moving internal and external functions to the Internet to save costs, and planned staff reductions relating to certain of such reengineering actions; the ability to control and manage operating, infrastructure, advertising and promotion expenses as business expands or changes, including the ability to accurately estimate the provision for the cost of the Membership Rewards program; bankruptcies, restructurings or similar events affecting the airline or any other industry representing a significant portion of the Company's billed business, including any potential negative effect on particular card products and services and billed business generally that could result from the actual or perceived weakness of key business partners in such industries; the triggering of obligations to make payments to certain co-brand partners, merchants, vendors and customers under contractual arrangements with such parties under certain circumstances; a downturn in the Company's businesses and/or negative changes in the Company's and its subsidiaries' credit ratings, which could result in contingent payments under contracts, decreased liquidity and higher borrowing costs; risks associated with the Company's agreements with Delta Air Lines to prepay $350 million for the future purchases of Delta SkyMiles rewards points; fluctuations in foreign currency exchange rates; fluctuations in interest rates, which impact the Company's borrowing costs and return on lending products; accuracy of estimates for the fair value of the assets in the Company's investment portfolio and, in particular, those investments that are not readily marketable, including the valuation of the interest-only strip relating to the Company's lending securitizations; the potential negative effect on the Company's businesses and infrastructure, including information technology, of terrorist attacks, disasters or other catastrophic events in the future; political or economic instability in certain regions or countries, which could affect lending and other commercial activities, among other businesses, or restrictions on convertibility of certain currencies; changes in laws or government regulations, including changes in tax laws or regulations that could result in the elimination of certain tax benefits; outcomes and costs associated with litigation and compliance and regulatory matters; deficiencies and inadequacies in the Company's internal control over financial reporting, which could result in inaccurate or incomplete financial reporting; and competitive pressures in all of the Company's major businesses. A further description of these and other risks and uncertainties can be found in the Company's Annual Report on Form 10-K for the year ended December 31, 2004, and its other reports filed with the SEC.


        MERRILL LYNCH BANKING AND FINANCIAL SERVICES INVESTOR CONFERENCE
                                NOVEMBER 16, 2005


     Talking points prepared for presentation to the Merrill Lynch Banking and Financial Services Investor Conference by American Express Chairman and Chief Executive Officer Kenneth I. Chenault on November 16, 2005.

----------------------------------------------------------------------

[FOR SLIDES ACCOMPANYING THIS PRESENTATION, PLEASE REFER TO THE AMERICAN
 EXPRESS COMPANY INVESTOR RELATIONS WEB SITE AT http://ir.americanexpress.com.]

                            MERRILL LYNCH INVESTOR
                                  CONFERENCE
                               NOVEMBER 16, 2005


------------------------------------------------------------------------------
TITLE SLIDE
------------------------------------------------------------------------------

Thank you, Ken.  It's a pleasure for me to join you today.

------------------------------------------------------------------------------
AGENDA
------------------------------------------------------------------------------

Given the mix of attendees here today, there is probably a wide range of knowledge about our company among the group.

So what I thought I'd do today is cover three topics - first, some of our financial basics, second, a more in-depth discussion of our growth potential and finally the flexibility of our business model, with a focus on both our short-term and long-term strategies.

So, let me start with our financial performance.

------------------------------------------------------------------------------
YTD FINANCIAL RESULTS
------------------------------------------------------------------------------

Hopefully all of you have seen or heard about our results, which have been very strong over the last few years, and which have accelerated through September.

As you can see here, our year to date results from continuing operations have exceeded all of our "on average and over time" financial objectives.

Our overall growth in earnings from continuing operations has largely been driven by the strength of our core metrics.

------------------------------------------------------------------------------
METRIC TRENDS - CARDS IN FORCE
------------------------------------------------------------------------------


Cards in force were up 9% at the end of the third quarter, an acceleration of the trend we've seen over the last two years.

This growth came from several sources - the launch of new proprietary products, such as Jet Blue and Blue Sky, the implementation of a number of bank partners within Global Network Services, and the continued growth of our organic card base.

------------------------------------------------------------------------------
METRIC TRENDS - AVERAGE SPENDING
------------------------------------------------------------------------------


Even as our card base grows, our average spend per card continues to grow even faster, up 12% through September.


------------------------------------------------------------------------------
AVERAGE SPEND PER CARD
------------------------------------------------------------------------------

In looking at our competitive position at the end of 2004, our average spend per card was almost $11,000 - more than 5 times higher than MasterCard, and almost 4 times higher than Visa.

In addition, as you can see here, even with good growth in our denominator - our card base -- over the past 6 years, we've seen consistent gains in our spend per card, while the average spend of the associations has only inched up.

Average spend is an essential element of our spend-centric model and is a key driver of earnings.

We've been able to increase this metric over the past few years by increasing our share of wallet among existing cardmembers, focusing on rewards and premium products, and expanding our merchant base into everyday spend categories.

This last driver, our merchant expansion, has reduced our proportion of T&E spend, contributing to a lower average discount rate over this timeframe.

However, our resulting increases in average spend, along with the quality lending balances generated by this spend, have more than made up for our somewhat lower discount rate.

------------------------------------------------------------------------------
METRIC TRENDS -- BILLINGS
------------------------------------------------------------------------------


This growth in both our cards in force and average spend has generated very strong billings growth over the last few years, on both an absolute and relative basis.

On a year to date basis, billings are up 17%, an exceptional growth rate, particularly considering the growover from a strong 2004, when billings grew by 18%.

------------------------------------------------------------------------------
RELATIVE BILLINGS GROWTH
------------------------------------------------------------------------------


Against major competitors who report billings, we continue to outperform our peer group and the industry at large.

On a year to date basis we have a positive gap of 7 percentage points over our nearest competitor, a separation that I haven't seen in my 20+ years in the industry.

------------------------------------------------------------------------------
SHARE - CREDIT AND CHARGE
------------------------------------------------------------------------------


This relative performance has led to overall gains in share, both in the U.S. as you can see here, and in several international regions as well.

Looking at just the credit and charge card market over this time period, you can see that we had the highest share gains of any network.

------------------------------------------------------------------------------
SHARE - INCLUDING DEBIT
------------------------------------------------------------------------------


Also important was the fact that those share gains held up even when adding the impact of debit, a separate market, which has been growing at a greater pace.

------------------------------------------------------------------------------
METRICS - CARDMEMBER LOANS
------------------------------------------------------------------------------

Another outcome of our success in growing cards and billings has been our growth in managed cardmember loans.

At the end of the third quarter loan balances were up 15%, excluding the impact of our 2004 sale of our equipment leasing portfolio.*

------------------------------------------------------------------------------
LOANS - RELATIVE PERFORMANCE
------------------------------------------------------------------------------

Against the card businesses of other issuers our growth rate again outpaced our peers and the industry overall.

----------------------
*On a GAAP basis, loan balance growth was 30% as of 9/30/05.

Within the U.S., the industry overall was estimated to be at about 3%.

An important point of context here is to remember that our core business model is a SPEND-BASED model, rather than being LEND-BASED like most of the companies here.

Loans are not our primary business driver; rather they're an outcome of our spend-centric focus.

We're not on the treadmill of having to continually increase balances to generate earnings.

Instead we can put more focus on targeting the spend of high quality prospects and current cardmembers, a proportion of which will then flow through to our lending balances.

For example, one initiative we've used with good success is the targeted increase of line sizes for creditworthy customers, an approach that serves to increase both a cardmember's spending and their lending.


------------------------------------------------------------------------------
METRICS - CREDIT
------------------------------------------------------------------------------


Credit continued to be a key positive driver for us in the third quarter.

------------------------------------------------------------------------------
METRICS - CREDIT - W/OFF RATES
------------------------------------------------------------------------------

Our third quarter writeoff rates and 30 day past due rates continue to be well below industry levels.

This performance has been helped by improvements in our modeling and information capabilities, the quality of our customer base and our risk management expertise.

------------------------------------------------------------------------------
AGENDA
------------------------------------------------------------------------------

As I assess our year to date financial performance, I am quite pleased with our results.

To me, our business performance has been indicative of the success of our focused strategy, the success of our spend-centric model, and the investments we've made over the last several years.

------------------------------------------------------------------------------
BLUE BOX
------------------------------------------------------------------------------

With the recently completed spin-off of Ameriprise, American Express now becomes what I refer to as a "FOCUSED COMPETITOR".

As I view it, a focused competitor leverages a set of core competencies within an industry - in our case payments and processing - by providing a diverse array of products and services to multiple customer segments, in multiple geographies.

Over the past few years we've divested a number of businesses, including Financial Advisors, Educational Lending, Tax and Business Services and our small business leading portfolio.

But even though we've divested, I don't believe we've in any way narrowed our growth opportunities.

In fact, the opposite is true.

We've actually had MORE growth opportunities come forward from the organization now that we have a greater focus on our core businesses.

I believe our core competencies, which include marketing, credit underwriting, and transaction processing to name just a few, are broad, deep and leverageable.

By focusing on these competencies, and on investments within our higher return core businesses, I believe we'll end up improving both our long term growth potential and our financial performance.

This approach differs from most competitors in our field but, within a growing industry such as payments, I believe this is the best position to be in.

Now, you may say, Ken, this all sounds good on paper, but do you have a sustainable model?

Can the momentum you've generated continue over the short to moderate term?

I believe the answer to these questions is a resounding "yes", and there are a number of reasons why.

                               * * * * * * * * *

------------------------------------------------------------------------------
GROWTH POTENTIAL
------------------------------------------------------------------------------


The first reason for my confidence is the potential that exists within our core card businesses.

Some people, I know, view card payments as being "mature".

You may say that most creditworthy people already have a number of cards - how much more potential can there be?

To me, just looking at the number of cards is looking at the industry too narrowly.

Significant potential does exist in adding cards and average spend, but there are also large opportunities in expanding the use of plastic to new payment streams.

------------------------------------------------------------------------------
PLASTIC PENETRATION
------------------------------------------------------------------------------

This slide gives you a sense of our estimate of spending on plastic across a number of key segments.

Of the trillions of dollars, euros and yen spent annually by consumers and businesses around the world, we estimate that plastic still captures a relatively small percentage of total spending.

In places such as China and India, countries with huge spending streams, plastic penetration is only in the low single digits.

But even in more developed countries such as the U.S., the U.K. and Australia, there are still large untapped categories of spend.

Our merchant acquisition team has already taken the lead in expanding plastic acceptance into segments such as rent, fast food restaurants and business-to-business spend.

Add on the potential of gaining spend in areas such as healthcare and telecom and you can see that the upside here is huge.

Many CEOs I know are struggling within industries that have limited growth potential.

As a result their actions are primarily focused on taking share away from competitors, on trying to get a larger piece of the pie.

We also compete aggressively against our competitors, but within payments the pie itself is growing.

And I believe plastic has the potential to make substantial penetration gains for many years to come.

------------------------------------------------------------------------------
GROWTH POTENTIAL
------------------------------------------------------------------------------

In addition to overall industry growth, another reason for my confidence in our moderate to long-term potential is the specific advantages we have in the marketplace.

As I said earlier, our business model is unique among major card issuers.

Our focus is on gaining and growing the business of high spending cardmembers.

------------------------------------------------------------------------------
SPEND CENTRIC MODEL
------------------------------------------------------------------------------

Our spend-centric model has any number of levers we can use to capture the growth potential in the marketplace.

And over the past several years we've increased our investment spending to capitalize on both the breadth and depth of these levers.

For example, we continue to launch NEW, INNOVATIVE PROPRIETARY PRODUCTS such as American Express One.

We've signed NEW NETWORK PARTNERS such as UBS and USAA, and will have several new products in the marketplace over the upcoming months.

First out of the chute will be our network product with Citi, which we expect to launch towards the end of year.

While we'll see no impact on our business results from this partnership this year, we do expect to see a positive impact on our results in future periods.

Another lever within our spend centric model is our CLOSED LOOP NETWORK, which allows us to use information and analysis to improve our value propositions to both cardmembers and merchants.

Our closed loop is a true differentiating factor for us, and no other network can do what we can in terms of analyzing merchant spend and targeting large scale offers to customers.

It's one of the reasons we can maintain premium pricing to merchants as compared to the associations.

A key factor in this advantage is our merchant sales and relationship team, an organization that just doesn't exist at either Visa or Mastercard.

Our merchant organization has personal accountability for signing new merchants, but very importantly they're also responsible for helping ALL merchants realize the economic value from our ongoing relationship.

By using the data from our closed loop we've been able to develop programs to increase our share of wallet among targeted customer segments, at the same time lifting spend at specific merchants - a win win proposition for our customers and our service establishments.

Bill Glenn, our head of Establishment Services for North America, did a great job at discussing the closed loop at our Financial Community presentation back in August.

For those of you who were not able to attend, I think you'd find the presentation, which is available on our website, to be a very thorough discussion of our capabilities and our potential in this area.

These are just some examples of investments we've made over the last 3 years, and there are more such opportunities available to us in our pipeline.

We have a number of these initiatives currently queued up and you'll see several announcements from us over the next few months.

Unlike a number of our competitors, we've driven our business growth organically.

Even with the investments we've already made over the last 3 years, our pipeline still has more business building initiatives than we can currently fund.

This is a great position to be in, particularly as the returns for many of our pipeline opportunities, such as network services and the corporate middle market, are better than the already strong returns in our current base, which means we're not trading down into poorer quality initiatives to generate our growth.

------------------------------------------------------------------------------
BUSINESS MODEL
------------------------------------------------------------------------------

Another important element of our performance and our potential is the flexible, adaptable business model we've built over the last 4 years.

Our goal is to have a business model that can adapt to changing economic conditions, allowing us to better manage our businesses during times of both slower and stronger economic growth.

The efficiency of our economic model has been driven by a number of initiatives.

For example, our ongoing reengineering activities have contributed over $4 billion of benefits from 2001 to 2004, and we remain on track to achieve our current year target of another $1 billion.

We've made great strides at optimizing our on-line and off-line capabilities, both for customer service as well as for product distribution.

We've repeatedly found that in many cases we're able to drive down costs while improving customer satisfaction.

And finally, improvements we've made in our capital management process put us in a position to generate overall higher returns.

By divesting businesses such as small business leasing, Tax and Business Services and our recent spin-off of Ameriprise, we've freed up capital that can now be redeployed into our higher return payments businesses or returned to shareholders.

At the same time we've focused on improving our returns, we've also made sure that our capital strategy is fully aligned with our business strategy.

For example, since one element of our spend-centric model is that our spending generally increases at a greater rate of growth than our lending balances, we've been able to generate consistent increases in our ROE.

The flexibility we've built into our model gives us better control in managing the company during periods of economic change.

In slower years we have the flexibility to scale back on discretionary activities for a period of time, without substantial impact to our long-term potential.

And, just as importantly, in times of stronger economic growth we can accelerate our investments as appropriate to take advantage of market conditions.

By focusing and strengthening our business model as we have over the last several years, I believe we're in a better position to capitalize on the opportunities that exist in the payments market, while still generating strong shareholder value.

                                * * * * * * * *

------------------------------------------------------------------------------
BLUE BOX
------------------------------------------------------------------------------

Obviously, as I think you can tell, I'm pleased with our current performance.

Through September, we've been able to generate results that have been at or above the high end of our "on average and over time" financial targets.

As you know, it is not my practice to provide any earnings guidance beyond our financial targets.

We manage our company for the moderate to long-term.

As a result, we don't usually make public comments on short-term consensus estimates.


That said, I do, however, notice when those estimates diverge significantly from our long-term targets, a situation that currently exists for the fourth quarter.

n looking at the various estimates in the market there are a number of analysts projecting fourth quarter EPS growth from continuing operations of over 25%, well above our long-term target of 12% to 15%.

Now, I do appreciate the optimism that's out there, but I can tell you that this number is far too aggressive.

We have had a terrific year, as I said.

In each of the last 3 quarters we've generated strong earnings, even as we've continued to invest for the moderate to long-term.

We have a strong model and good momentum.

But I have two points to make here.

The first has to do with our spin-off of Ameriprise.

If you review the recent filings we made on our pro forma adjustments and our restated historical financials, you'll note that our income from discontinued operations is NOT equivalent to the historically reported results of the Financial Advisors segment.

This difference is mostly due to the reporting rules related to corporate expense allocations.

In looking at some of the 2005 fourth quarter EPS estimates out there, it appears that not everyone is using the appropriate base for the fourth quarter of 2004.

This situation directly impacts a number of EPS growth rate projections and should be re-evaluated.

Another driver of the high estimates appears to be the assumption that we'll be substantially moderating our investment spending in marketing and promotion.

As we reported in our 10-Q, based on our assessment of competitive opportunities and the success of recent marketing initiatives, we expect our fourth quarter growth in marketing, promotion, rewards and cardmember services to be generally consistent with the 16% growth we reported in the third quarter.

As I mentioned to you earlier, our organic growth opportunities continue to be robust.

Our pipeline of investments is full and contains a good mix of shorter payback, higher return initiatives, as well as longer-term R&D type investments, all of which combine to generate good overall returns.

As a result of our prior investments in marketing, rewards, reengineering and technology we've been able to gain share and boost our ROE.

We've also been able to generate excellent bottom-line results.

Given this set of facts and given our track record of success I don't intend to walk away from our current investment opportunities.

As we've done all year, in the fourth quarter I intend to continue to invest over the short to moderate term, so that we're in a better position to sustain our growth over the moderate to long-term.

Our investment spending will continue in the quarter even though we do face some larger than expected bankruptcy losses.

As effectively as we might plan, we will always have to deal with environmental events and situations outside of our control, and the current spike in bankruptcy levels is one such event.

As you all know, new U.S. legislation related to bankruptcies became effective on October 17th.

Since this new legislation made it more difficult for people to completely discharge their debt through bankruptcy, many people rushed to file under the more lenient guidelines of the old law.

This led to a large run-up of bankruptcies, particularly in the days just prior to the 17th.

In fact, it's now almost a month later, and the courts are still working to clear the backlog of "old law" filings.

This issue is clearly one that impacts the entire industry.

A number of our peers have stated that they'll have large bankruptcy writeoffs this quarter, and we're clearly no different.

We, too, expect to see an increase in writeoffs due to the new legislation.

Based on our current best estimate, we expect our total managed writeoffs in our U.S. consumer and small business portfolios to be $175 to $250 million higher than the third quarter.

This would then translate into higher total managed writeoffs of $200 to $275 million when compared against the fourth quarter of last year.

Now, unlike a number of our peers, part of this variance is strictly due to positive volume increases - in our case, our 15% growth in balances through September.

The remainder, however, is clearly driven by the new legislation.

Given the magnitude and nature of this bankruptcy event, we are monitoring the situation closely and are still assessing its potential P&L impact in the quarter.

One important point to note is that our policy of accounting for bankruptcies is among the most conservative of industry practices.

We fully writeoff our account balances upon notification of a valid bankruptcy filing, while the policies of other major players allow them to writeoff their balances over time, in periods ranging from a maximum of 10 to 75 days after notification.

Our more conservative approach means that we have no discretion in writing off our balances.

They must be booked upon notification, so we don't have any carryover period to deal with.

Because of this we expect to have the impact of this specific event substantially behind us in the current quarter.

We don't believe there is a chance of a material bankruptcy "tail" following us into January, something that might be an issue for a number of major players come next year.

We believe bankruptcy trends will return to more historical levels once the pipeline is cleared, and we've already seen that "new law" filings are down substantially.

In addition, in the coming months we would expect to see some improvement in our delinquency rates, which would naturally result from this high level of writeoffs.

                                * * * * * * * *

Before I take your questions, let me just make a few other points.

I recognize that the spinoff of Ameriprise puts us into something of a transition period over the next 5 quarters or so, as those of you who follow us become more comfortable with the performance and expectations for the new company.

While our company has pared down and become more focused, our overall objective remains unchanged -- to generate strong value for our shareholders and to manage our business for the moderate to long-term based on our stated financial targets.

We'll continue to capitalize on our strengths:

o  We'll continue to reengineer;

o  We'll continue to appropriately manage our credit;

o  We'll continue to innovate;

o And we'll continue to use the flexibility within our business model to make opportunistic investments.

In fact, you saw us capitalize on a number of such opportunities this year.

As we've done in the past, as one time benefits arose during the year, either from favorable tax benefits or the sale of a business, we acted to accelerate various reengineering and business building initiatives that we had queued up.

These one time benefits in 2005, to the extent that they did flow through to our bottom line, will clearly impact our quarterly growth rates in 2006.

As we've currently laid it out, we expect the growth in reported income in 2006 to show wide fluctuations on a quarterly basis.

Because of this, as we plan our investment activities for 2006, we'll be focused on our full year growth rates, and not on our more volatile quarterly growth rates.

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In closing let me just say the following.

The spin-off of Ameriprise begins a new chapter in our company's 155 year history.

Reinvention has always been a part of our company's legacy and we now get to prove ourselves one more time.

As I said earlier, now that we're a focused competitor within payments and processing, I don't believe our growth opportunities have narrowed.

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In fact, I believe more opportunities will now be within our reach.

The industry growth potential, as I mentioned, is huge.

Trillions of dollars of spend now on cash and checks is yet to be tapped for plastic.

And emerging markets such as China, India and Russia are just beginning their evolution to cards.

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In terms of our organic growth potential, we have substantial skills, a unique and diverse spend-based model, and strong momentum.

Between new proprietary products, new network partners, new merchant categories, and further penetration of our existing customer base through our closed loop network, I believe our growth potential is both real and achievable.

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I'm confident that our strategy, in combination with our assets and our focused execution, will lead to sustained growth and that we'll achieve strong shareholder value over the moderate to long-term.

I wouldn't trade my position for any competitor out there.

Thank you.

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